Exhibit 5.1

787 Seventh Avenue New York, NY 10019-6099 Tel: 212 728 8000 Fax: 212 728 8111

January 8, 2020

Clovis Oncology, Inc.

5500 Flatiron Parkway, Suite 100

Boulder, Colorado 80301

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Clovis Oncology, Inc., a corporation organized under the laws of the State of Delaware (the “Company”), in connection with the Company’s offer and sale of 17,777,679 shares (the “Shares”) of common stock, par value $0.001 per share, of the Company (the “Common Stock”). The Shares are being offered pursuant to the Company’s Registration Statement on Form S-3 initially filed with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on December 16, 2019 (File No. 333-235536), as amended by Pre-Effective Amendment No. 1 thereto filed with the Commission under the Securities Act on December 23, 2019 (as so filed and amended, the “Registration Statement”) and the related prospectus contained in the Registration Statement, as supplemented by the prospectus supplement, dated January 6, 2020 and filed with the Commission pursuant to Rule 424(b) under the Securities Act (as so supplemented the “Prospectus”). This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any other matter pertaining to the contents of the Registration Statement or the Prospectus, other than as expressly stated herein with respect to the issuance of the Shares.

We have examined copies of the Amended and Restated Certificate of Incorporation of the Company, as amended, the Amended and Restated Bylaws of the Company, the Registration Statement, the Prospectus, the Purchase Agreements (as defined below), all relevant resolutions adopted by the Company’s Board of Directors (and the Financing Committee thereof), and other records, certificates and documents that we have deemed necessary for the purpose of the opinion expressed below. We have also examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of such other documents, corporate records, papers, statutes and authorities as we have deemed necessary to form a basis for the opinion hereinafter expressed.

As to questions of fact material to the opinion expressed below, we have relied without independent check or verification upon certificates and comparable documents of public officials and officers and representatives of the Company and statements of fact contained in the documents we have examined. In our examination and in rendering our opinion expressed below, we have assumed (i) the accuracy of all documents and information furnished to us, (ii) the genuineness of all signatures of all parties; (iii) the authenticity of all corporate records, documents, agreements, instruments and certificates submitted to us as originals and the conformity to original documents and agreements of all documents and agreements submitted to us as conformed, certified or photostatic copies; and (iv) the capacity of natural persons.

NEW YORK    WASHINGTON    HOUSTON     PALO ALTO    SAN FRANCISCO    PARIS    LONDON     FRANKFURT    BRUSSELS    MILAN    ROME

Clovis Oncology, Inc.

January 8, 2020

Based on the foregoing, and subject to the qualifications and assumptions set forth herein, we are of the opinion that the Shares have been duly authorized and, when issued, sold and paid for in accordance with the terms of any applicable purchase agreements entered into between the Company and the purchaser of such Shares (the “Purchase Agreements”) and as described in the Prospectus and, and duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the purchasers, will be validly issued, fully paid and non-assessable.

This opinion is limited to the General Corporation Law of the State of Delaware and to the specific legal matters expressly provided herein, and no opinion is expressed or implied with respect to the laws of other jurisdictions or any other laws of the State of Delaware or any legal matters not expressly addressed herein.

The opinion expressed herein is given as of the date hereof, and we assume no obligation to update or supplement such opinion after the date hereof.

We hereby consent to the filing of this opinion as an exhibit to the Company’s Current Report on Form 8-K, which is incorporated by reference into the Registration Statement, and to the reference to our firm under the caption “Legal Matters” in the Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Willkie Farr & Gallagher LLP